                                                                    EXHIBIT 23.2


                   Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated march 15, 2000 included in E*TRADE Group, Inc.'s Form 10-K/A for the year ended September 30, 1999 and to all references to our Firm included in this registration statement.


                                       /s/ ARTHUR ANDERSEN LLP


Vienna, Virginia
April 18, 2000